Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, Jeremy Schwartz, President and Chief Executive Officer of WisdomTree Commodity Services, LLC, the Managing Owner of the WisdomTree Continuous Commodity Index Fund (the “Fund”), hereby certifies pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.

The Fund’s Annual Report on Form 10-K for the period ended December 31, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date: February 21, 2020	/s/ Jeremy Schwartz
Jeremy Schwartz President and Chief Executive Officer (Principal Executive Officer)